Exhibit 23.1

CONSENT OF GUMBINER SAVETT INC.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

ARTISTdirect, Inc.

We hereby consent to the use in this Registration Statement on Form SB-2 (Registration No. 333-129626) of our report dated September 6, 2005 with respect to the balance sheets of MediaDefender, Inc. as of December 31, 2004, and the related statements of income, stockholders’ equity and cash flows for the year then ended which report appears in the Prospectus, which is a part of this Registration Statement.

We also consent to the reference to us under the caption “Experts” in such Prospectus.

/s/ Gumbiner Savett Inc.
GUMBINER SAVETT INC.

Santa Monica, California
April 20, 2006

CONSENT OF GUMBINER SAVETT INC.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

ARTISTdirect, Inc.

We hereby consent to the use in this Registration Statement on Form SB-2 (Registration No. 333-129626) of our report dated March 30, 2006, except for Notes 9 and 23, as to which the date is April 7, 2006, with respect to the consolidated balance sheets of ARTISTdirect, Inc. and subsidiaries as of December 31, 2005 and 2004, and the related consolidated statements of operations, comprehensive income (loss) stockholders’ equity (deficiency) and cash flows for each of the years then ended which report appears in the Prospectus, which is a part of this Registration Statement.

We also consent to the reference to us under the caption “Experts” in such Prospectus.

/s/ Gumbiner Savett Inc.
GUMBINER SAVETT INC.

Santa Monica, California
April 20, 2006